SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Aftermarket Enterprises, Inc., of our report dated March 29, 2011 on our audit of the financial statements of Aftermarket Enterprises, Inc. as of December 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended December 31, 2009 and 2010, and the reference to us under the caption "Experts."

Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
March 31, 2011